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                    [SUTHERLAND ASBILL & BRENNAN LETTERHEAD]

                                 April 29, 2005

Board of Directors
Paragon Life Insurance Company
190 Carondelet Plaza
St. Louis, Missouri  63105

Ladies and Gentlemen:

I hereby consent to the use of my opinion, dated April 29, 2004, in connection with the filing by Paragon Life Insurance Company with the Securities and Exchange Commission, under the Securities Act of 1933, of post-effective amendment number 19 to the registration statement on Form N-6 (File No. 33-18341) for certain group variable life insurance contracts and certain individual variable life insurance contracts.

                                            Respectfully submitted,

                                            /s/ John R. Munich
                                            ------------------
                                            John R. Munich